                                                                    Exhibit 99.1


 FOR IMMEDIATE RELEASE                        CONTACT: EDWARD F. CRAWFORD
                                                       PARK-OHIO HOLDINGS CORP.
                                                       (216) 692-7200

          PARK-OHIO ANNOUNCES 2003 FULL-YEAR AND FOURTH QUARTER RESULTS
          -------------------------------------------------------------

         CLEVELAND, OHIO, March 9, 2004 -- Park-Ohio Holdings Corp. (NASDAQ:PKOH), today announced results for its fourth quarter and year ended December 31, 2003.

                                FULL YEAR RESULTS

         Park-Ohio reported net sales of $624.3 million for 2003, compared to sales of $634.5 million in 2002. Park-Ohio reported net income, as adjusted(A) of $7.6 million or $.70 per share dilutive for 2003, compared to net income, as adjusted(A) of $6.8 million or $.63 per share dilutive in 2002. Including all unusual charges, Park-Ohio reported a net loss of ($11.8) million or ($1.13) per share for 2003, compared to a loss before cumulative effect of accounting change of ($12.4) million or ($1.18) per share in 2002.

                             FOURTH QUARTER RESULTS

         Park-Ohio reported net sales of $162.7 million for 2003, compared to sales of $156.2 million in the fourth quarter of 2002. Park-Ohio reported net income, as adjusted(A) of $2.4 million or $.22 per share dilutive for the fourth quarter of 2003, compared to net income, as adjusted(A) of $2.3 million or $.21 per share dilutive in the same period of 2002. Including all unusual charges, Park-Ohio reported a net loss of ($17.0) million or ($1.62) per share for the fourth quarter of 2003, compared to a fourth quarter net loss of ($11.6) million or ($1.12) per share in 2002.

         Edward F. Crawford, Chairman and Chief Executive Officer, stated, "We are pleased with the performance of our core units, particularly ILS, Aluminum Products, and Induction Equipment. Our initiative to reduce bank debt produced a further reduction in 2003 of 11% ($114.0 million down to $101.0 million). The writeoff of some of the Forge Group assets completes our multi-year efforts to position the company for renewed, more profitable growth. This Forge Group restructuring will improve both earnings and cash generation by approximately $15.0 million over five years. In 2004, we expect to generate 8-10% sales growth and an EPS of $1.00 to $1.10."

(Note A)    Reconciliation to GAAP:                     Year ended                Quarter ended
                                                      December 31,                 December 31,
                                                    2003       2002              2003        2002
                                                    ----       ----              ----        ----
Loss before cumulative effect of
  accounting change, as reported                    ($11.8)    ($12.4)           ($17.0)     ($11.6)
Restructuring and Asset Impairment(1)(2)              19.4       19.2              19.4        13.9
                                                 -----------------------      ------------------------
Net Income, as adjusted                               $7.6       $6.8              $2.4        $2.3
                                                 =======================      ========================

(1) In 2003 and 2002, respectively, $0.6 million and $5.6 million were included in Cost of Products Sold. The remainder is reflected in Restructuring and Impairment Charges.

(2) The Company presents adjusted net income excluding restructuring and impairment charges to facilitate comparison between periods. The vast majority of the non-cash charges recorded in 2003 relate to the restructuring of the Company's Forge Group. This restructuring will increase both profitability and cash flow by approximately $15.0 million over five years. Charges outside the Forge Group consist primarily of additional non-cash pension withdrawal charges for manufacturing units executing previously announced restructuring.

         A conference call reviewing Park-Ohio's full-year and fourth quarter results will be broadcast live over the Internet on Wednesday, March 10, commencing at 10:00am EST. Simply log on to http://www.firstcallevents.com/service/ajwz401856625gf12.html.

         Park-Ohio is a leading provider of supply chain logistics services, and a manufacturer of highly engineered products for industrial original equipment manufacturers. Headquartered in Cleveland, Ohio, the Company operates 21 manufacturing sites and 32 supply chain logistics facilities.

         This news release contains forward-looking statements that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that could cause actual results to differ materially from expectations are the cyclical nature of the vehicular industry, timing of cost reductions, labor availability and stability, changes in economic and industry conditions, adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities, the uncertainties of environmental, litigation or corporate contingencies, and changes in regulatory requirements. These and other risks and assumptions are described in the Company's reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.

                                     -more-

           CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
                    PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
                      (In Thousands, Except per Share Data)

                                                                                     Three Months Ended            Year Ended
                                                                                        December 31,              December 31,
                                                                                     2003          2002        2003         2002
                                                                                     ----          ----        ----         ----

Net sales                                                                          $162,699      $156,155    $624,295     $634,455
Cost of products sold                                                               137,999       137,828     527,586      546,857
                                                                                   --------      --------    --------     -------
   Gross profit                                                                      24,700        18,327      96,709       87,598
Selling, general and administrative expenses                                         16,960        14,346      62,667       57,830
Restructuring and impairment charges                                                 18,808         8,338      18,808       13,601
                                                                                   --------      --------    --------     -------
             Operating income (loss)                                                (11,068)       (4,357)     15,234       16,167
Interest expense                                                                      6,187         6,995      26,151       27,623
                                                                                   --------      --------    --------     -------

     Income (loss) before income taxes and cumulative effect of accounting change   (17,255)      (11,352)    (10,917)     (11,456)
Income taxes                                                                           (213)         287         904          897
                                                                                   --------      --------    --------     -------
     Income (loss) before cumulative effect of accounting change                    (17,042)      (11,639)    (11,821)     (12,353)
Cumulative effect of accounting change                                                    0             0           0      (48,799)
                                                                                   --------      --------    --------     -------

             Net income (loss)                                                     $(17,042)     $(11,639)   $(11,821)    $(61,152)
                                                                                   ========      ========    ========     ========

Amounts per common share:
Basic:       Income (loss) before cumulative effect of accounting change             $(1.62)       $(1.12)     $(1.13)      $(1.18)
             Cumulative effect of accounting change                                    0.00          0.00        0.00        (4.68)
             Net income (loss)                                                       $(1.62)       $(1.12)     $(1.13)      $(5.86)

Diluted:     Income (loss) before cumulative effect of accounting change             $(1.62)       $(1.12)     $(1.13)      $(1.18)
             Cumulative effect of accounting change                                    0.00          0.00        0.00        (4.68)
             Net income (loss)                                                       $(1.62)       $(1.12)     $(1.13)      $(5.86)

Common shares used in the computation
             Basic                                                                   10,526        10,434      10,506       10,434
             Diluted                                                                 10,526        10,434      10,506       10,434

Other financial data:
     EBITDA, as defined                                                            $ 12,005      $ 13,061    $ 50,561     $ 52,244
                                                                                   ========      ========    ========     ========

Note A--In the fourth quarter of 2003 the Company recorded primarily non-cash charges for restructuring and asset impairment charges primarily related to restructuring at the Company's Forge Group. The charges are composed of $.6 million for the impairment of inventory which is included in cost of products sold and $18.8 million for other restructuring and asset impairment which are reflected in restructuring and other unusual charges.

Note B--The Company completed the impairment tests required by Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" and effective January 1, 2002, recorded a $48.8 million charge reflected as a cumulative effect of a change in accounting principle.

Note C--The effective income tax rate for the year ended December 31, 2003 is less than the statutory Federal income tax rate due primarily to the non-recognition of net operating loss carryforwards.

Note D--EBITDA reflects earnings before cumulative effect of accounting change, interest and income taxes (Operating Income), and excludes depreciation and amortization,certain non-cash charges and corporate-level expenses as defined in the Company's Revolving Credit Agreement. EBITDA is not a measure of performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA could be useful to investors as an indication of the Company's satisfaction of a covenant in its Revolving Credit Agreement and because EBITDA is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income (loss) to EBITDA, as defined:

                                                                      Three Months Ended               Twelve Months Ended
                                                                         December 31,                      December 31,
                                                                      2003          2002              2003               2002
                                                                      ----          ----              ----               ----
Net income (loss)                                                  $(17,042)      $(11,639)         $(11,821)          $(61,152)
Add back:
     Cumulative effect of accounting change                               0              0                 0             48,799
     Interest expense                                                 6,187          6,995            26,151             27,623
     Income taxes                                                      (213)           287               904                897
     Depreciation and amortization                                    3,416          3,587            15,478             16,307
     Restructuring and impairment charges                            19,446         13,928            19,446             19,190
     Miscellaneous                                                      211            (97)              403                580
                                                                   --------       --------          --------           --------
EBITDA, as defined                                                 $ 12,005       $ 13,061          $ 50,561           $ 52,244
                                                                   ========       ========          ========           ========

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                    PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

                                                                                     December 31          December 31
                                                                                       2003                  2002
                                                                                    (Unaudited)            (Audited)
                                                                                    ------------          -----------
                                                                                              (In Thousands)
ASSETS

Current Assets

   Cash and cash equivalents                                                         $  3,718              $  8,812
   Accounts receivable, net                                                           100,938               101,477
   Inventories                                                                        149,075               156,067
   Other current assets                                                                10,780                 8,626
                                                                                     --------              --------

                               Total Current Assets                                   264,511               274,982


Property, Plant and Equipment                                                         225,710               227,426
                        Less accumulated depreciation                                 129,559               114,302
                                                                                     --------               -------
                               Total Property Plant and Equipment                      96,151               113,124

Other Assets

    Goodwill                                                                           82,278                81,464
    Net assets held for sale                                                            2,321                19,205
    Other                                                                              62,191                52,083
                                                                                     --------              --------
                               Total Other Assets                                     146,790               152,752
                                                                                     --------              --------
                               Total Assets                                          $507,452              $540,858
                                                                                     ========              ========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities

   Trade accounts payable                                                            $ 66,158              $ 74,868
   Accrued expenses                                                                    46,623                48,907
   Current portion of long-term liabilities                                             2,811                 3,056
                                                                                     --------              --------
                               Total Current Liabilities                              115,592               126,831

Long-Term Liabilities, less current portion

  9.25% Senior Subordinated Notes due 2007                                            199,930               199,930
  Revolving credit maturing on July 30,2007                                           101,000               114,000
  Other long-term debt                                                                  8,234                 9,886
  Other postretirement benefits and other long-term liabilities                        26,671                27,312
                                                                                     --------              --------
                               Total Long-Term Liabilities                            335,835               351,128

Shareholders' Equity                                                                   56,025                62,899
                                                                                     --------              --------
                               Total Liabilities and Shareholders' Equity            $507,452              $540,858
                                                                                     ========              ========